Exhibit 3.1

KIMCO REALTY CORPORATION

ARTICLES OF AMENDMENT

Kimco Realty Corporation, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Section A of Article IV of the charter of the Corporation (the “Charter”) is hereby deleted in its entirety and replaced with the following:

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 2,272,054,000 shares, consisting of (i) 1,500,000,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), 765,000,000 shares of Excess Stock, $0.01 par value per share (the “Excess Stock”), 7,008,508 shares of Preferred Stock, $1.00 par value per share (the “Preferred Stock”), 10,307 shares of 5.125% Class L Cumulative Redeemable Preferred Stock, $1.00 par value per share (“Class L Redeemable Preferred Stock”), 10,350 shares of Class L Excess Preferred Stock, $1.00 par value per share (“Class L Excess Preferred Stock”), 10,557 shares of 5.25% Class M Cumulative Redeemable Preferred Stock, $1.00 par value per share (“Class M Redeemable Preferred Stock”), 10,580 shares of Class M Excess Preferred Stock, $1.00 par value per share (“Class M Excess Preferred Stock”), 1,849 shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share (“Class N Convertible Preferred Stock”), and 1,849 shares of 7.25% Class N Excess Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share (“Class N Excess Convertible Preferred Stock”). The aggregate par value of all authorized shares having a par value is $29,704,000.

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was one billion one hundred forty-one million one hundred thousand (1,141,100,000) shares of stock, consisting of seven hundred fifty million (750,000,000) shares of Common Stock, $0.01 par value per share, three hundred eighty-four million forty-six thousand (384,046,000) shares of Excess Stock, $0.01 par value per share, seven million eight thousand five hundred eight (7,008,508) shares of Preferred Stock, $1.00 par value per share, ten thousand three hundred seven (10,307) shares of 5.125% Class L Cumulative Redeemable Preferred Stock, $1.00 par value per share, ten thousand three hundred fifty (10,350) shares of Class L Excess Preferred Stock, $1.00 par value per share, ten thousand five hundred fifty seven (10,557) shares of 5.25% Class M Cumulative Redeemable Preferred Stock, $1.00 par value per share, ten thousand five hundred eighty (10,580) shares of Class M Excess Preferred Stock, $1.00 par value per share, one thousand eight hundred forty nine (1,849) shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock and one thousand eight hundred forty nine (1,849) shares of 7.25% Class N Excess Cumulative Convertible

Perpetual Preferred Stock. The aggregate par value of all shares of stock having par value was eighteen million three hundred ninety-four thousand four hundred sixty dollars ($18,394,460).

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is two billion two hundred seventy-two million fifty-four thousand (2,272,054,000) shares of stock, consisting of one billion five hundred million (1,500,000,000) shares of Common Stock, $0.01 par value per share, seven hundred sixty-five million (765,000,000) shares of Excess Stock, $0.01 par value per share, seven million eight thousand five hundred eight (7,008,508) shares of Preferred Stock, $1.00 par value per share, ten thousand three hundred seven (10,307) shares of 5.125% Class L Cumulative Redeemable Preferred Stock, $1.00 par value per share, ten thousand three hundred fifty (10,350) shares of Class L Excess Preferred Stock, $1.00 par value per share, ten thousand five hundred fifty seven (10,557) shares of 5.25% Class M Cumulative Redeemable Preferred Stock, $1.00 par value per share, ten thousand five hundred eighty (10,580) shares of Class M Excess Preferred Stock, $1.00 par value per share, one thousand eight hundred forty nine (1,849) shares of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share, and one thousand eight hundred forty nine (1,849) shares of 7.25% Class N Excess Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share. The aggregate par value of all authorized shares of stock having par value is twenty-nine million seven hundred four thousand dollars ($29,704,000).

FOURTH: The foregoing amendment to the Charter has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FIFTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law is not changed by the foregoing amendment of the Charter.

SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Assistant Secretary on this 8 day of May, 2024.

ATTEST:	KIMCO REALTY CORPORATION
/s/ Kathleen M. Gazerro Name: Kathleen M. Gazerro Title: Assistant Secretary	By: /s/ Glenn G. Cohen (SEAL) Name: Glenn G. Cohen Title: Executive Vice President and Chief Financial Officer